American Century ETF Trust

AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT
THIS AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 5th day of July, 2018 (the “Effective Date”), by and between AMERICAN CENTURY ETF TRUST, a Delaware statutory trust (the “Company”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (the “Investment Manager”).
WHEREAS, the Company and the Investment Manager are parties to a certain Management Agreement effective as of January 9, 2018 (the “Agreement”); and
WHEREAS, the parties hereto desire to enter into this Amendment to amend Schedule A to the Agreement to reflect the addition of two new series of shares of the Company named American Century STOXX U.S. Quality Growth ETF and American Century Quality Diversified International ETF.
NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:
1.    Amendment of Schedule A. Schedule A to the Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule A attached hereto.
2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the effectiveness of those provisions of the Agreement.
3.    Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

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American Century ETF Trust
IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized officers as of the Effective Date.

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.	AMERICAN CENTURY ETF TRUST
/s/ David H. Reinmiller	/s/ Charles A. Etherington
David H. Reinmiller Vice President	Charles A. Etherington Vice President

American Century ETF Trust                        Schedule A: Fee Schedules

Schedule A
Fee Schedule

Fund	Annual Management Fee
American Century STOXX U.S. Quality Value ETF	0.29%
American Century Diversified Corporate Bond ETF	0.45%
American Century STOXX U.S. Quality Growth ETF	0.29%
American Century Quality Diversified International ETF	0.39%